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                   SUBSIDIARIES OF THE COMPANY-EXHIBIT 21.1
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
                                                   State or Other Jurisdiction of
                Subsidiary                          Incorporation of Organization
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
Cotelligent of Boston, Inc.                     Massachusetts
Cotelligent Dallas, Inc.                        Texas
Cotelligent Dunwoody, Inc.                      Georgia
Cotelligent Fort Lauderdale, Inc.               Florida
Cotelligent Jonesboro, Inc.                     Georgia
Cotelligent Metro New York, Inc.                New Jersey
Cotelligent Minneapolis, Inc.                   Minnesota
Cotelligent Orange County, Inc.                 California
Cotelligent Philadelphia, Inc.                  Pennsylvania
Cotelligent Pittsburgh, Inc.                    Pennsylvania
Cotelligent Portland, Inc.                      Oregon
Cotelligent San Jose, Inc.                      California
Cotelligent San Mateo, Inc.                     California
Cotelligent Seattle, Inc.                       Washington
Cotelligent USA, Inc.                           California
Fastech, Inc.                                   Pennsylvania
GRI Inc. dba Global Resources                   California
HC Associates International, Inc.               Georgia
Information Systems Resources, Inc.             Florida
Mongan Enterprises, Inc. dba Intellitron        California
The Hurst Companies, Inc.                       Florida
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